Exhibit 99.1

HUNTSMAN CORPORATION

Salt Lake City, Utah

Proposal to Provide Solvency Opinion Services

September 26, 2008

Submitted by

William Epstein

National Director

American Appraisal Associates, Inc.

11835 West Olympic Boulevard

Suite 1050E

Los Angeles, CA 90064

 tel 310 312 8018 /fax 310 312 8053

wepstein@american-appraisal.com

Leading / Thinking / Performing

American Appraisal Associates, Inc.
11835 West Olympic Boulevard, Los Angeles, CA 90064
tel 310 312 8050/fax 310 312 8058

Leading / Thinking / Performing

September 26, 2008

Mr. J. Kimo Esplin

Chief Financial Officer

Huntsman Corporation

500 Huntsman Way

Salt Lake City, UT 84108

Dear Mr. Esplin:

We are pleased to confirm by this letter agreement (“Engagement Agreement”) the arrangement pursuant to which American Appraisal Associates, Inc. (“American Appraisal”) will be engaged by Huntsman Corporation (the “Company” or “Client”) to provide a solvency opinion in connection with the proposed transaction described below.

We understand that, pursuant to the Agreement and Plan of Merger dated as of July 12, 2007, among Hexion Specialty Chemicals, Inc. (the “Acquirer”), Nimbus Merger Sub Inc., a wholly-owned subsidiary of the Acquirer (the “Acquisition Sub”) and Huntsman Corporation, the Acquisition Sub will be merged with and into Huntsman (the “Merger”) with Huntsman surviving the Merger as a wholly-owned subsidiary of the Acquirer.  Unless instructed otherwise, we will assume for purposes of our analysis that the Merger will be funded by debt financing, provided by Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC and Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas (the “Lenders”), in accordance with the terms of that certain Commitment Letter dated July 11, 2007, as amended, in favor of the Acquirer and Hexion LLC, among others, including any amendments or supplemental agreements thereto (the “Debt Financing”).

The transactions contemplated as a result of the Merger, Debt Financing and the payment of related fees and expenses are collectively referred to herein as the “Transaction.”

SOLVENCY AND CAPITAL ADEQUACY – TESTS AND DEFINITIONS

In connection with the Transaction, you have requested that we render a written opinion (the “Opinion”), as of a date to be specified, that is addressed to the Company’s board of directors (and to such additional parties as have executed Reliance Agreements, as defined below), as to the solvency of Acquirer and the Company on a pro forma combined basis (the “Combined Company”), assuming the Transaction has been consummated as proposed, after, and giving effect to, the consummation of the Transaction, including whether:

(a)          The Fair Value (as defined below) of the aggregate assets of the Combined Company will exceed its total probable liability on its existing debts and other liabilities, including

Valuation / Transaction Consulting / Real Estate Advisory / Fixed Asset Management

without limitation its subordinated, unmatured, unliquidated, disputed liabilities and Identified Contingent Liabilities (as defined below);

(b)         The Present Fair Saleable Value (as defined below) of the aggregate assets of the Combined Company will exceed its total probable liability on its existing debts and other liabilities, including without limitation its subordinated, unmatured, unliquidated, disputed liabilities and Identified Contingent Liabilities;

(c)          Based upon the facts known by us as of the date of this opinion, the Combined Company will be able to pay its debts and other liabilities (including without limitation its subordinated, unmatured, unliquidated, disputed and Identified Contingent Liabilities) as such debts and liabilities mature; and

(d)         The Combined Company will not have unreasonably small capital for the business in which it is engaged (as defined below).

We may render each of opinions (a) - (d) only if:  (i) sufficient information is made available to us for a reasonable review and analysis of matters material to the Combined Company’s solvency, provided that with respect to the Acquirer, we understand that our access to information will be limited and the assumptions we deliver with the Opinion may take that into account; (ii) we receive in a form acceptable to American Appraisal such representation letters from the Company’s officers or management regarding the Company’s financial statements and other data provided to us as may be reasonably requested and in a form and manner acceptable to the parties; and (iii) each of opinions (a) - (d) are supported individually by the results of such review and analysis.  Based on our review of relevant data to date,(1) and assuming no material change or receipt of additional contrary information currently unknown to us between the date hereof and the effective date of our opinion, American Appraisal is able to issue a written opinion stating the Combined Company is solvent (such written opinion to be in substantially the form attached hereto as Exhibit A.)

For purposes of determining Fair Value and Present Fair Saleable Value (each as defined below), the Opinion will value the aggregate assets of the Combined Company on a going concern basis after, and giving effect to, consummation of the Transaction as proposed.  For purposes of the Opinion, the following terms will have the meanings set forth below:

(1)          “Fair Value” means the amount at which the aggregate assets of the Combined Company would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

(2)          “Present Fair Saleable Value” means the amount that may be realized if the aggregate assets of the Combined Company are sold in their entirety with reasonable promptness

(1)  American Appraisal has undertaken a preliminary review of certain data and information provided to us pursuant to a separate engagement between American Appraisal and Client’s outside counsel.

in an arm’s-length transaction between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both, under present conditions in a current market for the sale of assets (as a going concern) of a comparable business enterprise;

(3)          “Identified Contingent Liabilities” means the amount of contingent liabilities, including without limitation, any claims, demands, or unmatured liabilities that may result from threatened or pending litigation, pension obligations, assessments, guaranties, uninsured risks, exposure from environmental conditions, unmatured contractual obligations, taxes and other unmatured liabilities as are specifically identified in writing to American Appraisal by responsible officers and employees of the Company, its respective accountants, financial advisors, lawyers and other professionals, and/or such other experts as we deem necessary to consult, and which have been represented to us by the Company as all such contingent liabilities that exist.  American Appraisal will not independently value or estimate such Identified Contingent Liabilities, but will accept such amount after consultation with responsible officers and employees of the Company, and/or such industry, economic and other experts as we deem necessary to consult.  Such Identified Contingent Liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and therefore may not be recorded as liabilities under Generally Accepted Accounting Principles;

(4)          “able to pay its debts and other liabilities (including without limitation its subordinated, unmatured, unliquidated, disputed and Identified Contingent Liabilities) as such debts and liabilities mature” means that, assuming the Transaction has been consummated as proposed (and taking into consideration current borrowing capacity under the Combined Company’s proposed revolving credit facility and other credit facilities available at the close of the Transaction as identified in writing to us) during the period covered by the financial projections prepared by the management of the Company (the “Financial Projections”), the Combined Company will have positive cash flow after paying its scheduled anticipated indebtedness and other liabilities as they become due, including Identified Contingent Liabilities; the realization of current assets in the ordinary course of business will be sufficient to pay or refinance recurring current debt, short-term debt, long-term debt service and other contractual and noncontractual obligations, including Identified Contingent Liabilities, as such obligations mature; and the cash flow will be sufficient to provide cash necessary to repay or refinance the Company’s long-term indebtedness as such debt matures; and

(5)          “will not have unreasonably small capital for the business in which it is engaged” means that the Combined Company will not lack sufficient capital for the needs and anticipated needs of the business, including Identified Contingent Liabilities, in conducting its business as a going concern, as management of the Company has stated it is, and is proposed to be, conducted following the consummation of the Transaction.

No representation is made herein as to the sufficiency of the above definitions for any other purpose. The foregoing definitions are used solely for setting forth the scope of our Opinion.

METHODOLOGY AND DUE DILIGENCE

The determinations of Fair Value and Present Fair Saleable Value will be based on the generally accepted valuation principles as of the date hereof.  We will consider all relevant data in determining the appropriate valuation methods and approaches to be applied in rendering our Opinion.

In connection with our engagement, and in arriving at our opinion, American Appraisal will make such reviews, studies, analyses and consultations, as we deem necessary to the engagement.  Among other things, we may meet with certain senior management of the Company, visit certain facilities and business offices of the Company, review certain of the Company’s historical financial statements, review certain of the Acquirer’s historical financial statements as may be available, review certain other documents pertaining to the Transaction, review forecasts and projections regarding the Company prepared by Company management and/or Company management and/or their advisors, review available forecasts and projections regarding the Acquirer, and review publicly available data about certain public companies and certain transactions we deem relevant.  American Appraisal understands that access to data regarding the Acquirer and access to the Acquirer’s management will be limited, and the assumptions we deliver with our opinion may take that into account.

CONDITIONS OF ENGAGEMENT

The Company acknowledges and confirms that in performing the engagement and rendering our Opinion, American Appraisal will be relying, without independent verification or investigation, on, (i) the information furnished to us by or on behalf of the Company and its representatives, advisors and other parties as may be applicable, (ii) documents and other information filed by or on behalf of the Company and the Acquirer with the Securities and Exchange Commission (“SEC”), and (iii) selected economic, financial and market information that we deem necessary to the engagement.

By its signature below, the Company hereby covenants, represents and warrants to American Appraisal:

1.               That the data, material and other information regarding the Combined Company and the Company that is furnished to American Appraisal by or on behalf of the Company is, to the best of the Company’s knowledge, accurate, current, complete and correct in all material respects, and will be provided to American Appraisal in a timely manner, including any updates or amendments;

2.               That the Financial Projections for the Combined Company that are provided to American Appraisal have been prepared by management of the Company using the best currently available assumptions made in good faith based on their respective knowledge of the Company and/or Combined Company and the reasonable future prospects of the Company and/or Combined Company.  We express no opinion on the assumptions on which the Financial Projections are based;

3.               That American Appraisal may assume that the data, material, and other information, including Financial Projections, of Acquirer and/or the Combined Company are accurate, current, complete and correct in all material respects;

4.               That American Appraisal may rely on counsel to the Company regarding all legal issues with respect to the Transaction;

5.               That Company will not omit or fail to provide, or cause to be omitted or undisclosed to American Appraisal any data, material or other information necessary in order to make any data, material or other information provided to American Appraisal by the Company not misleading in light of the circumstances under which such data, material or information was provided;

6.               That the Company will cooperate with American Appraisal to identify and make available in a timely manner all Company personnel deemed necessary by American Appraisal to perform our engagement; and

7.               That Company’s Chief Financial Officer or other officer as may be appropriate shall provide a representation letter in a form and manner acceptable to the parties.

American Appraisal shall have no responsibility for independently verifying the Financial Projections or other financial forecasts or the proposed tax or accounting treatment of the Combined Company or Transaction and will be entitled to rely upon the Company and its advisors with respect to such matters.

OPINION FORMAT

If issued, our Opinion will be substantially in the form of opinion attached hereto as Exhibit A.

DISCLOSURE AND RELIANCE

Only American Appraisal’s signed client of record (and such additional parties as have executed Reliance Agreements, as defined below), may rely upon our Opinion, and it may only be used strictly for the purpose stated herein.  Our Opinion is drafted only to supplement, not act as a substitute for, any other due diligence required in connection with the proposed Transaction.

Upon Client’s request, American Appraisal shall issue a form Reliance Agreement to Lenders in a form satisfactory to American Appraisal that will provide Lenders with the same rights and obligations as are held by Client pursuant to this Engagement Agreement, including the right to rely on our Opinion for purposes related to the Transaction.

American Appraisal is acting strictly as an independent contractor in this engagement and not in any fiduciary capacity.  In providing this service, American Appraisal does not assume any right or obligation the Company or any other entity may have.

The Opinion may not be disclosed, in whole or in part, to any third party, governmental agency or regulatory body or authority, and no reference to American Appraisal, the engagement of American Appraisal hereunder, the services provided by American Appraisal or the Opinion may be made in any public filing(s), materials distributed to the security holders or creditors of the Company, financial statements, press releases or any other disclosure, in each instance, without American Appraisal’s prior review and written approval.  The Company is authorized to provide information copies of the Opinion (i) to its legal counsel and other professional advisors that are participating in the Transaction, (ii) to Acquirer and its affiliates and their respective legal counsel and other professional advisors that are participating in the Transaction, or (iii) upon the order of any court, administrative or governmental agency or regulatory body or as may be required in response to any summons, subpoena, or discovery requests.  This authorized third party disclosure conveys no third party beneficiary rights and American Appraisal neither owes nor assumes any duty to any such third party by virtue of such disclosure.  In the event disclosure of the Opinion is deemed required by the Company’s counsel pursuant to the foregoing section (iii), the Company shall give reasonable written notice to American Appraisal and reasonably cooperate with American Appraisal in any actions American Appraisal may take in response, including using its best efforts to ensure that the Opinion is marked with the highest level of confidentiality under the applicable confidentiality or protective order and as part of the official court record.

No other use of, or reference to, the Opinion may be made without the prior written consent of American Appraisal.

CONFIDENTIALITY

Because the Company may provide certain confidential information to American Appraisal necessary for American Appraisal to provide the services contemplated by this Engagement Agreement, the Company and American Appraisal agree to those confidentiality provisions contained in the Confidentiality Agreement attached hereto.

CONFLICTS

As previously disclosed, the Company acknowledges that American Appraisal has rendered valuation services in the past to Hexion Specialty Chemicals, Inc.  Any such prior services did not relate in any respect to the Transaction and in our opinion do not create any material conflict of interest with respect to the present engagement.  Such prior services do not impair American Appraisal’s ability to render independent services to the Company in this engagement.  Additionally, American Appraisal has reviewed its client records for the prior five years and confirms that, to its knowledge, it has not had any client engagements for Apollo Management, L.P. during that time.

The Company acknowledges that American Appraisal entered in an agreement with Vinson & Elkins L.L.P., dated July 14, 2008, whereby American Appraisal agreed to provide consulting services to Vinson & Elkins in connection with its representation of the Company.

INDEMNIFICATION

As a material part of the consideration for American Appraisal to furnish its services hereunder, the Company agrees that it will defend, indemnify and hold harmless American Appraisal and its employees from and against all claims, liabilities, and reasonable legal fees and expenses incurred by American Appraisal or its employees in connection with the preparation for, defense of, participation in or resolution of any claim, action or proceeding related to the Opinion or this engagement.  The Company shall have the right to approve American Appraisal’s counsel in any such proceedings (such approval not to be unreasonably withheld).

This indemnification obligation shall specifically apply without limitation to claims or liabilities which are, (i) alleged to have been caused by any untrue or misleading statement or omission in any information furnished to American Appraisal by the Company or others on behalf of the Company, (ii) alleged to have resulted from American Appraisal’s performance of the services set forth in this engagement letter, or (iii) alleged to have resulted from any unauthorized use, reference to, or reliance on the Opinion by any third party.

However, the Company will not be liable for any loss, claim, or liability that is found in a final judgment or order to have resulted from the gross negligence or willful misconduct of American Appraisal.  In no event shall American Appraisal’s liability to the Company exceed the amount of the fee for this engagement.

The Company agrees that it will not settle any action, claim, suit or proceeding for which indemnification is sought hereunder unless such settlement includes a release of American Appraisal and its employees.

TIMING AND FEE SCHEDULE

As compensation for our solvency opinion services as described herein, the Company agrees to pay a fee of $1,000,000 (with credit for retainer amounts paid), plus expenses.  Should American Appraisal issue Reliance Agreements at the Company’s request as set forth above, an additional fee of $500,000 shall apply for each executed Reliance Agreement.

Expenses include reasonable travel-related costs and other out-of-pocket expenses incurred by American Appraisal in connection with this engagement and may also include costs incurred by American Appraisal for access to research databases and similar third party vendor services used in our financial services engagements.  Expenses may also include consultation with outside independent counsel, but any such fees shall be limited to what is reasonable and necessary in American Appraisal’s sole opinion to perform this engagement.  Expenses may also include reasonable costs incurred in consulting with third party professionals whose expertise we deem necessary in connection with rendering our opinion.  Our use of any such third party professional shall be reimbursable at our actual cost, and only to the extent such expense is specifically approved by Client prior to being incurred.  This fee is based on our estimate of professional services to be furnished by us according to our understanding of the engagement and in no way is contingent upon our conclusions or on the consummation of the Transaction, or the result of any related litigation.

Fees and Expenses are payable in the following installments:

(i)             A nonrefundable retainer fee of $650,000 upon execution of this Engagement Agreement (less amounts already received); and

(ii)          Additional fees promptly upon receipt of periodic billings.

Remittance information is provided for your convenience in the enclosed invoice.

Further, if the delivery of our Opinion is delayed beyond the scheduled close of the Transaction, or beyond November 1, 2008, an additional fee will be negotiated in good faith between American Appraisal and the Company to reflect the additional work efforts related to such delay, as circumstances dictate.

In the event that additional opinions are required by the Company for separate transactions arising out of the Transaction, additional fees will be negotiated at that time.  American Appraisal, in its sole discretion, may provide services in addition to those contemplated by the engagement (“Additional Services”) at the request of the Company.  If we agree to undertake such Additional Services, we will prepare a separate written engagement contract specifically describing such Additional Services to be performed and the related fee.

If American Appraisal is called upon to render services directly or indirectly relating to the subject matter of this Engagement Agreement beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, reviewing other opinions, or providing testimony) the Company shall pay our current hourly rates for the persons involved by the time expended in rendering such services.

This Engagement Agreement may be terminated by the Company or by American Appraisal at any time upon written notice to that effect to the other party, it being understood that the provisions relating to the responsibilities of the Company for payment of fees and expenses, and the provisions relating to the responsibilities of the Company for indemnification, as outlined in the Indemnification section, will survive any such termination.  The Company agrees and understands that if, prior to the delivery of the Opinion, it elects to terminate the services of American Appraisal contemplated herein, the Company will compensate American Appraisal for the services performed hereunder up to and including the date of termination, plus any expenses incurred in excess of the nonrefundable retainer.

We reserve the right to withhold delivery of the Opinion if any previously issued invoice remains unpaid.

ADDITIONAL PROVISIONS

This Engagement Agreement sets forth the entire understanding between the parties hereto and supersedes all other prior agreements and communications, whether written or oral, with respect to the subject matter hereof.  This Engagement Agreement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Engagement Agreement. This Engagement Agreement shall not be amended or modified except by a written document making reference hereto and shall not be assigned by American Appraisal for any reason without the prior written consent of the Company.  The invalidity or unenforceability of any provision of this Engagement Agreement shall not affect the validity or enforceability of any other provision of this Engagement Agreement, which shall remain in full force and effect pursuant to the terms of this Engagement Agreement.

All disputes arising out of or relating to this engagement letter shall be governed by and construed in accordance with, the laws of the State of New York.  The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its equity holders) irrevocably waives any right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of American Appraisal pursuant to, or the performance by American Appraisal of, the services contemplated by this Engagement Agreement.

American Appraisal is authorized to publish in its company promotional literature (including hard copies and electronic references in its website) a reference to the Transaction and a brief description of this engagement.  American Appraisal may also place announcements in financial and other newspapers and periodicals (such as a “tombstone” advertisement) describing American Appraisal’s services in connection with the Transaction.  Such references may include use of the Company’s name and logo with proper reference.  Such references shall be made only after the Transaction has closed.

If the foregoing terms correctly set forth our agreement, please confirm by signing and returning to us the duplicate copy, whereupon this letter will become a contract regarding our serves as set forth herein.

Very truly yours,	Client of Record: Huntsman Corporation
	Signature:	/s/ Sam Scruggs

William Epstein	Name:	Sam Scruggs

National Director	Title:	Executive Vice President & General Counsel

Date: September 25, 2008	Date:	September 26, 2008

American Appraisal Associates, Inc.
11835 West Olympic Boulevard, Los Angeles, CA 90064
tel 310 312 8050/ fax 310 312 8058

Leading / Thinking / Performing

September 26, 2008

Mr. J. Kimo Esplin

Chief Financial Officer

Huntsman Corporation

500 Huntsman Way

Salt Lake City, UT 84108

Retainer fee	$650,000
Less amount previously paid	$225,000

Amount Payable upon Execution of Engagement Agreement dated September 26, 2008	$425,000

PAYMENT DUE UPON RECEIPT

Please Send Checks To:

American Appraisal Associates, Inc.

Bin 88391

Milwaukee, WI 53288-0391

Wire Transfer Instructions:

M & I Bank

770 North Water Street

Milwaukee, WI 53202

Routing Number:  075000051

For the Credit to the Account of:

American Appraisal Associates, Inc.

Account Number – 0024274888

CONFIDENTIALITY AGREEMENT

Huntsman Corporation

This Confidentiality Agreement (“Agreement”) is effective as of September 26, 2008, between Huntsman Corporation, a Delaware corporation headquartered in Houston, Texas (the “Company”) and American Appraisal Associates, Inc. (“American Appraisal”), a Delaware corporation headquartered in Milwaukee, Wisconsin.

Because the Company may provide certain confidential information to American Appraisal necessary for American Appraisal to provide solvency services to the Company, the parties agree as follows:

1.               Confidential Information:  All information furnished to American Appraisal by the Company which is non-public, confidential or proprietary in nature (“Information”) shall be held and treated as confidential.  Such Information includes, but is not limited to, written and electronic documents, data, and materials created by or supplied by the Company.

a.                     American Appraisal will keep all such Information confidential and will not disclose any Information without the prior written consent of the Company; and

b.                    American Appraisal may reveal the Information only to American Appraisal employees and authorized Representatives:

i.                  Who have a direct need to know the Information for the purpose of providing services to the Company, and

ii.               Who are informed by American Appraisal of the confidential nature of the Information.

2.               Limitation:  The Information does not include information that: (a) was already in American Appraisal’s possession prior to the date hereof, (b) is or later becomes publicly available; or (c) is or becomes available to American Appraisal from a third party on a non-confidential basis.

3.               Response to Subpoenas:  If American Appraisal is required by applicable law to disclose any of the Information, American Appraisal will notify the Company so it may seek a protective order, at its discretion.  If no protective order is pursued or obtained, American Appraisal will furnish only the Information that is legally required.

4.               Retention Period:  At any time prior to contracting for the engagement, and upon the request of the Company, American Appraisal will: (a) promptly destroy any written and electronic Information, or (b) promptly return to the Company any written or electronic Information.

If an engagement is entered into, American Appraisal will retain all related Company work files for five (5) years in compliance with American Appraisal’s work file retention procedures.  Upon the expiration of the five (5) year retention period, American Appraisal will destroy all Information and related work papers.  Any oral Information will remain confidential and continue to be subject to the terms of this Agreement.

Huntsman Corporation		American Appraisal
By:	/s/ Sam Scruggs	By:

Name:	Sam Scruggs	Name: William Epstein

Title:	Executive Vice President & General Counsel	Title: National Director

Date:	September 26, 2008

DRAFT

Exhibit A

Form of Opinion

American Appraisal Associates, Inc.
11835 West Olympic Boulevard, Los Angeles, CA 90064
tel 310 312 8050/ fax 310 312 8058

Leading / Thinking / Performing

DRAFT

[DATE]

Board of Directors

Huntsman Corporation

500 Huntsman Way

Salt Lake City, UT 84108

Credit Suisse, Cayman Islands Branch

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

[*Upon execution of Reliance Agreement]

Deutsche Bank AG Cayman Islands Branch

Deutsche Bank AG New York Branch

Deutsche Bank Securities Inc.

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

[*Upon execution of Reliance Agreement]

This letter is furnished at the request of the board of directors (the “Board”) of Huntsman Corporation (the “Company”) for the limited purpose of providing a solvency opinion in connection with the proposed transaction described below.

TRANSACTION

We understand that, pursuant to the Agreement and Plan of Merger dated as of July 12, 2007, among Hexion Specialty Chemicals, Inc. (the “Acquirer”), Nimbus Merger Sub Inc., a wholly-owned subsidiary of the Acquirer (the “Acquisition Sub”) and Huntsman Corporation, the Acquisition Sub will be merged with and into Huntsman (the “Merger”) with Huntsman surviving the Merger as a wholly-owned subsidiary of the Acquirer.  Unless instructed otherwise, we will assume for purposes of our analysis that the Merger will be funded by debt financing, provided by Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC and Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas (the “Lenders”), in accordance with the terms of that certain Commitment Letter dated July 11, 2007, as amended, in favor of the Acquirer and Hexion LLC, among others, including any amendments or supplemental agreements thereto (the “Debt Financing”).

The transactions contemplated as a result of the Merger, Debt Financing and the payment of related fees and expenses are collectively referred to as the “Transaction.”

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Huntsman Corporation — FORM OF OPINION [DATE]

DRAFT

ENGAGEMENT SCOPE, DEFINITIONS

In connection with the Transaction, you have requested that American Appraisal Associates, Inc. (“American Appraisal”) provide an opinion (the “Opinion”) to the Board (and to Lenders, upon their execution of a Reliance Agreement in a form acceptable to American Appraisal) dated as of the closing of the Transaction, as to the solvency and capital adequacy of Acquirer and Huntsman on a pro forma combined basis (the “Combined Company”) immediately after and giving effect to the Transaction.  In rendering this Opinion, we have valued the Combined Company and the Combined Company’s assets, as the case may be, on a going-concern basis (including goodwill) and on a pro forma basis, immediately after and giving effect to the Transaction.

For purposes of the Opinion, the following terms will have the meanings set forth below:

1.               “Fair Value” means the amount at which the aggregate assets of the Combined Company would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

2.               “Present Fair Saleable Value” means the amount that may be realized if the aggregate assets of the Combined Company are sold in their entirety with reasonable promptness in an arm’s-length transaction between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both, under present conditions in a current market for the sale of assets (as a going concern) of a comparable business enterprise;

3.               “Identified Contingent Liabilities” means the amount of contingent liabilities, including without limitation, any claims, demands, or unmatured liabilities that may result from threatened or pending litigation, pension obligations, assessments, guaranties, uninsured risks, exposure from environmental conditions, unmatured contractual obligations, taxes and other unmatured liabilities as are specifically identified in writing to American Appraisal by responsible officers and employees of the Company, its respective accountants, financial advisors, lawyers and other professionals, and/or such other experts as we deem necessary to consult, and which have been represented to us by the Company as all such contingent liabilities that exist.  American Appraisal will not independently value or estimate such Identified Contingent Liabilities, but will accept such amount after consultation with responsible officers and employees of the Company, and/or such industry, economic and other experts as we deem necessary to consult.  Such Identified Contingent Liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and therefore may not be recorded as liabilities under Generally Accepted Accounting Principles;

4.               “able to pay its debts and other liabilities (including without limitation its subordinated, unmatured, unliquidated, disputed and Identified Contingent Liabilities) as such debts and liabilities mature” means that, assuming the Transaction has been consummated as proposed (and taking into consideration current borrowing capacity under the Combined

2

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Company’s proposed revolving credit facility and other credit facilities available at the close of the Transaction as identified in writing to us) during the period covered by the financial projections prepared by the management of the Company (the “Financial Projections”), the Combined Company will have positive cash flow after paying its scheduled anticipated indebtedness and other liabilities as they become due, including Identified Contingent Liabilities; the realization of current assets in the ordinary course of business will be sufficient to pay or refinance recurring current debt, short-term debt, long-term debt service and other contractual and noncontractual obligations, including Identified Contingent Liabilities, as such obligations mature; and the cash flow will be sufficient to provide cash necessary to repay or refinance the Company’s long-term indebtedness as such debt matures; and

5.               “will not have unreasonably small capital for the business in which it is engaged” means that the Combined Company will not lack sufficient capital for the needs and anticipated needs of the business, including Identified Contingent Liabilities, in conducting its business as a going concern, as management of the Company has stated it is, and is proposed to be, conducted following the consummation of the Transaction.

No representation is made herein as to the sufficiency of the above definitions for any other purpose. The foregoing definitions are used solely for setting forth the scope of our Opinion.  This Opinion is intended to supplement, not substitute for, due diligence required in connection with the Transaction.

METHODOLOGY AND DUE DILIGENCE

In rendering our Opinion, we have valued the Combined Company’s aggregate assets, on a going concern basis, immediately after, and giving effect to the Transaction, including the associated indebtedness incurred or remaining outstanding in connection therewith.  The valuation included the aggregate assets of the business of the Combined Company as represented by the total net working capital, tangible plant, property and equipment, and intangible assets of the business enterprise.  Our determination of Fair Value and Present Fair Saleable Value was based on generally accepted valuation principles as of the date hereof, but is subject to the following conditions, qualifications and limitations:

(i)             any sale of the Combined Company, including the underlying assets thereof, will be completed as the sale of an ongoing business entity; and

(ii)          any taxes or Transaction costs which may be owed by the Combined Company as a result of the Transaction, other than those specifically identified in the Financial Projections, were not considered.

For purposes of this Opinion we assume (without investigation) that the Combined Company would be saleable as a separate business enterprise.  We have not been requested to identify, and have not identified, potential purchasers nor have we undertaken to ascertain the actual price and terms under which the Combined Company can currently be sold.  Furthermore, because the sale of any business enterprise involves numerous assumptions and uncertainties,

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DRAFT

not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the Combined Company could actually be sold for amounts we believe to be its Fair Value and Present Fair Saleable Value.

In connection with our engagement, and in arriving at our Opinion, American Appraisal made such reviews, studies, analyses and consultations, as we deemed necessary and appropriate.

Among other things, we:

[INSERT]

OPINION CONDITIONS AND ASSUMPTIONS

Our Opinion is subject to the following conditions, assumptions and limitations:

1.               This Opinion is being provided solely for the information of the Board, and for such third parties, including Lenders, who have executed and returned to American Appraisal a Reliance Letter in a form to be provided by and satisfactory to American Appraisal in its sole discretion.  This Opinion and the reviews, analyses, studies and consultations performed in connection with this Opinion are, (i) limited to matters within the scope of our engagement as set forth in the engagement agreement, dated September 25, 2008, between American Appraisal and the Company (the “Engagement Agreement”), and (ii) subject to the covenants, representations and warranties of the Company described in the Engagement Agreement and in any separate letters or certifications delivered to American Appraisal in connection with this engagement.

2.               American Appraisal was not asked to, and did not: (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, assets, businesses or operations of the Combined Company, or any alternatives to the Transaction; (b) negotiate the terms of the Transaction, and have therefore assumed that they are the best terms, from the Company’s perspective, that could, under the circumstances, be negotiated; or (c) advise the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to us as of, the date hereof.  We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

3.               We assume that the financial statements, Financial Projections and other information we were provided were accurate and complete and were prepared in good faith using commercially reasonable practices and the latest and best currently available information and data.  All have been accepted, without further investigation or independent verification, as representing a fair statement of historical and projected financial results of the Combined Company in the best opinion and judgment of management of the Company.  We express no opinion as to whether the Financial Projections can be realized and give no assurance that actual results will not vary materially from those projected.

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4.               We are not responsible for any errors or inaccuracy in historical financial statements, Financial Projections, and other information.

5.               Our Opinion is necessarily based on currently existing business, economic, market and other conditions as known to us and as can be evaluated by us at the date of this Opinion.

6.               Our Opinion assumes that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that the Transaction will be consummated as described to us and as provided in the relevant transaction documents provided to us without amendment or modification thereto.

7.               Our Opinion assumes the operating cash flow of the Combined Company, as represented in the Financial Projections, will be made available and used to satisfy the Combined Company’s liabilities as they become absolute and mature.

8.               Our determination regarding the Combined Company’s ability to be able to pay its debts and other liabilities, including Identified Contingent Liabilities as they become absolute and mature, is limited to the period of time covered by the Financial Projections.

9.               Our Opinion assumes any indebtedness of the Combined Company that is refinanced will be refinanced in conformity with common business practice if necessary.

10.         We were not retained to and have not conducted any analysis, review or investigation of the Combined Company’s contingent, disputed or potential liabilities and our Opinion reflects only the Identified Contingent Liabilities made known to us.  American Appraisal has no duty to and does not express any opinion as to the validity, amount, reasonableness or propriety of such Identified Contingent Liabilities.

11.         It is understood that this Opinion is limited to the matters set forth herein as of the date hereof, and no opinion may be inferred or implied beyond the matters expressly contained herein or beyond the date hereof (forward-looking statements notwithstanding).

12.         We assume that, were we to have access to Acquirer and its advisors, any information received from such parties would not materially affect or change our opinion.

13.         We assume that the Company has provided us with all material non-public information available to the extent relevant and material to this Opinion, and that such parties have not withheld any such information that would materially affect or change our Opinion.

14.         We assume that the properties or assets of the Combined Company are as represented to us and that a physical inspection of such assets would not reveal any material facts not known to us that would affect or change our Opinion. And,

15.         <ADD AS APPROPRIATE>

The use, disclosure, distribution and other external reference to this Opinion is strictly governed and limited by the terms and conditions set forth in the Engagement Agreement.  This Opinion is confidential between American Appraisal, the Company (and Lenders, if applicable), and may not be disclosed to any third party without the express prior written consent of American

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Appraisal.  American Appraisal hereby consents to such disclosure as may be required in the opinion of Company and its counsel in connection with the Transaction.  No third party may use or rely upon our Opinion for any purpose.

OPINION

Based upon and subject to the foregoing, and in reliance thereon, it is our Opinion as of the date hereof that, assuming the Transaction is consummated as proposed and that all liabilities become absolute and mature as management of the Company has represented to us, immediately after and giving effect to the consummation of the Transaction:

(a)          The Fair Value of the aggregate assets of the Combined Company will exceed its total probable liability on its existing debts and other liabilities, including without limitation its subordinated, unmatured, unliquidated, disputed liabilities and Identified Contingent Liabilities;

(b)         The Present Fair Saleable Value of the aggregate assets of the Combined Company will exceed its total probable liability on its existing debts and other liabilities, including without limitation its subordinated, unmatured, unliquidated, disputed liabilities and Identified Contingent Liabilities;

(c)          Based upon the facts known by us as of the date of this opinion, the Combined Company will be able to pay its debts and other liabilities (including without limitation its subordinated, unmatured, unliquidated, disputed and Identified Contingent Liabilities) as such debts and liabilities mature; and

(d)         The Combined Company will not have unreasonably small capital for the business in which it is engaged (as defined above).

Respectfully submitted,

FORM OF OPINION ONLY

AMERICAN APPRAISAL

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